June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026 (March 6, 2026)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 7.01 – REGULATION FD DISCLOSURE

ArcBest® (Nasdaq: ARCB) is providing an update on the most recent information related to its first quarter 2026 financial results and business trends.

Summary Operating and Financial Impacts

●	Statistics for February 2026 are preliminary but are not expected to differ materially from actual results.
●	There were 20.5 workdays in January 2026 and 22.0 workdays in January 2025.
●	There were 20.0 workdays in February 2026 and 20.0 workdays in February 2025.
●	The first quarter to date reflects the period from January 1 through February 28, 2026, compared to the same period in 2025.

Asset-Based Operating Segment

Year-over-Year Business Trends

	January 2026	February 2026	QTD 2026

Billed Revenue(1) / Day	+1.3%	flat	+1%
Tonnage / Day	+9.9%	+2%	+6%
Shipments / Day	+4.1%	flat	+2%
Billed Revenue(1) / Shipment	-2.7%	flat	-1%
Billed Revenue(1) / CWT	-7.8%	-2%	-5%
Weight / Shipment	+5.5%	+2%	+4%
1)	Revenue for undelivered freight is deferred for financial statement purposes in accordance with the Asset-Based segment revenue recognition policy. Billed revenue per day has not been adjusted for the portion of revenue deferred for financial statement purposes.

In February, tonnage growth was driven by an increase in weight per shipment, primarily due to changes in freight profile. Revenue per shipment was impacted by lower revenue per hundredweight, offset by the higher weight per shipment. Revenue per hundredweight decreased due to changes in freight profile and lower fuel surcharge revenue.

Sequentially, from January to February, both shipments and tonnage per day increased 1%, while weight per shipment was down less than one percent. Revenue per shipment increased 2%, due to a 3% increase in revenue per hundredweight, offset in part by the slightly lower weight per shipment. Revenue per hundredweight improved due to pricing gains and higher fuel surcharge revenue.

Historically, ABF’s non-GAAP operating ratio increases by approximately 260 basis points from the fourth quarter to the first quarter. We currently expect our first quarter operating ratio to increase approximately 100 to 200 basis points sequentially, an improvement relative to typical seasonality, due in part to a softer-than-normal fourth quarter, while still reflecting ongoing softness across the industry.

Asset-Light Operating Segment

	January 2026	February 2026	QTD 2026

Revenue / Day (Year-over-Year)	+2.5%	+8%	+6%
Shipments / Day (Year-over-Year)	+13.5%	+12%	+13%
Revenue / Shipment (Year-over-Year)	-9.7%	-3%	-7%
Purchased Transportation Expense as a % of Revenue	86.6%	86%	87%

In February, Asset-Light daily revenue increased year-over-year. Shipment growth was led by Managed; however, its smaller average shipment size resulted in a lower overall revenue per shipment.

On a sequential basis, from January to February, daily revenue increased 10% while shipments increased 7% and revenue per shipment increased 3%, due to the continued strength in Managed.

For the first quarter, we currently expect non-GAAP operating income of up to $2 million. This estimate excludes GAAP impacts from purchase accounting amortization, which we anticipate will total approximately $3 million for the quarter. We remain committed to maintaining yield discipline, managing costs, and positioning the segment for sustainable, long-term profitability.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Certain statements and information in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding (i) our expectations about our intrinsic value or our prospects for growth and value creation and (ii) our financial outlook, position, strategies, goals, and expectations. Terms such as “anticipate,” “believe,” “could,” “designed,” “estimate,” “expect,” “forecast,” “foresee,” “intend,” “likely,” “may,” “plan,” “predict,” “project,” “scheduled,” “seek,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. These statements are based on management’s beliefs, assumptions, and expectations based on currently available information, are not guarantees of future performance, and involve certain risks and uncertainties (some of which are beyond our control). Although we believe that the expectations reflected in these forward-looking statements are reasonable as and when made, we cannot provide assurance that our expectations will prove to be correct and caution the reader not to place undue reliance on our forward-looking statements. Actual outcomes and results could materially differ from what is expressed, implied, or forecasted in these statements due to a number of factors, including, but not limited to: data breaches, cybersecurity incidents, and/or interruptions or failures of our information systems that we depend on, including software programs and applications provided by third parties; untimely or ineffective development and implementation of, or failure to realize the potential benefits associated with, new or enhanced technology or processes; the loss or reduction of business from multiple large customers or an overall reduction in our customer base; the timing and performance of growth initiatives and the ability to manage our cost structure; the cost, integration, and performance of future acquisitions and the inability to realize the anticipated benefits of the acquisition; unsolicited takeover proposals, proxy contests, and other proposals or actions by activist investors; maintaining our corporate reputation and intellectual property rights; failure to achieve market acceptance or generate adequate returns through our VauxTM technologies; establishing and maintaining adequate internal controls over financial reporting; disruptions in domestic or global manufacturing activity, supply chains, and related changes in spending, resulting in material reductions in freight volumes; competitive initiatives and pricing pressures; increased prices for and decreased availability of equipment, including new revenue equipment, and higher costs of equipment-related operating expenses such as maintenance, fuel, and related taxes; availability of fuel, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates, and the inability to collect fuel surcharges; relationships with employees, including unions, and our ability to attract, retain, and upskill employees; unfavorable terms of, or the inability to reach agreement on, future collective bargaining agreements or a workforce stoppage by our employees covered under ABF Freight’s collective bargaining agreement; union employee wages and benefits, including changes in required contributions to multiemployer plans; availability and cost of reliable third-party services; our ability to secure independent owner-operators and/or operational or regulatory issues related to our use of their services; litigation or claims asserted against us; the effects, costs and potential liabilities related to changes in and compliance with, or violation of, existing or future governmental laws and regulations, including, but not limited to, environmental laws and regulations, such as emissions-control regulations and fuel efficiency regulations; default on covenants of financing arrangements and the availability and terms of future financing arrangements; our ability to generate sufficient cash from operations to support significant ongoing capital expenditure requirements and other business initiatives; self-insurance claims, insurance premium costs, and loss of our ability to self-insure; potential impairment of long-lived assets and goodwill and intangible assets; external events which may adversely affect us or the third parties who provide services for us, for which our business continuity plans may not adequately prepare us, including, but not limited to, the occurrence of natural disasters, public health crises, geopolitical conflicts, acts of terrorism or war, cybersecurity incidents, or trade restrictions; general economic conditions and related shifts in market demand that impact the performance and needs of industries we serve and/or limit our customers’ access to adequate financial resources; seasonal fluctuations, adverse weather conditions, natural disasters, and climate change; and other financial, operational, and legal risks and uncertainties detailed from time to time in ArcBest Corporation’s public filings with the Securities and Exchange Commission (“SEC”).

For additional information regarding known material factors that could cause our actual results to differ from those expressed in these forward-looking statements, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Se

ARCBEST CORPORATION

(Registrant)

Date:	March 6, 2026	/s/ J. Brent Hagy
J. Brent Hagy
Chief Legal Officer and Corporate Secretary